UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2018

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On May 7, 2018 (the “Closing Date”), Lifeway Foods, Inc. and its wholly-owned subsidiaries Fresh Made, Inc., The Lifeway Kefir Shop LLC, and Lifeway Wisconsin, Inc., (collectively, “Lifeway”), entered into an Amended and Restated Loan and Security Agreement (the “Revolving Credit Facility”) with CIBC Bank USA, formerly known as The PrivateBank and Trust Company (“CIBC”).

The Revolving Credit Facility

The Revolving Credit Facility provides for a revolving line of credit up to a maximum of $10 million (the “Revolving Loan”) with an incremental facility not to exceed $5 million (the “Incremental Facility” and together with the Revolving Loan, the “Loans”). The proceeds of the Loans are to be used to pay off Lifeway's existing debt with CIBC under the Loan and Security Agreement, Revolving Note, and Term Note with CIBC entered into on February 6, 2009 (collectively, the “Prior CIBC Loan Agreement”), and for general working capital purposes. As discussed below, upon closing, Lifeway retired all the then-outstanding term loans under the Prior CIBC Loan Agreement.

All outstanding amounts under the Loans bear interest, at Lifeway’s election, at either the CIBC Base Rate (the greater of either the Federal Funds Rate plus 0.5%, or the Prime Rate) or the LIBOR plus 2.50%, payable monthly in arrears. Lifeway is also required to pay a quarterly unused line fee and, in conjunction with the issuance of any letters of credit, a letter of credit fee.

The commitment under the Revolving Credit Facility expires three years after the Closing Date. The Loans and all other amounts due and owing under the Revolving Credit Facility and related documents are secured by substantially all of our assets. Amounts available for borrowing under the Loans equal the lesser of (i) the Borrowing Base (as defined below), or (ii) $10, (plus the amount of any Incremental Facility requested by Lifeway and approved by CIBC), in each case, as the same is reduced by the aggregate principal amount outstanding under the Loans. “Borrowing Base” under the Revolving Credit Facility means, generally, an amount equal to our cash and cash equivalents plus our eligible accounts receivable and eligible inventory, less certain reserves, divided by 1.5.

The Revolving Credit Facility contains customary representations, warranties, and covenants on the part of Lifeway, including financial covenants requiring us to achieve a minimum EBITDA threshold for each of the fiscal quarters through December 31, 2018, and at December 31, 2018 and for each of the succeeding fiscal quarters ending through the expiration date maintain (a) a fixed charge coverage ratio of no less than 1.25 to 1.0, and (b) a Senior Debt to EBITDA ratio of no more than 3.0 to 1.0. The Revolving Credit Facility also provides for events of default, including failure to repay principal and interest when due and failure to perform or violation of the provisions or covenants of the agreement, as a result of which amounts due under the Revolving Credit Facility may be accelerated.

On the Closing Date, we drew $6,050,000 on the Revolving Loan, substantially all of which was used to pay off the total amount due under the Prior CIBC Loan Agreement.

The foregoing description of the Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Facility, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02.    Termination of a Material Definitive Agreement.

On May 7, 2018, Lifeway paid off balances of $2,663,333.58 and $3,308,216.39 due to CIBC under the Prior CIBC Loan Agreement, plus accrued interest of $5,033.47. The Prior CIBC Loan Agreement was terminated as of the Closing Date. Pursuant to the Revolving Credit Facility, CIBC continues to hold substantially all of Lifeway’s collateral that it held pursuant to the Prior CIBC Loan Agreement, including certain property mortgages, accounts receivable, inventory, fixed assets, and intellectual property rights.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Revolving Credit Facility set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

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Item 5.02     Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2018, John Waldron, Lifeway’s Chief Financial Officer and Chief Accounting Officer, notified us of his decision to resign effective May 23, 2018. Mr. Waldron, who has been employed by Lifeway since July 2015, is resigning to pursue another business opportunity. Mr. Waldron’s resignation was not a result of any disagreement with Lifeway on any matter relating to its operations, policies, or practices.

Upon Mr. Waldron’s resignation, Lifeway will appoint Eric Hanson, 43, as its Chief Accounting Officer and its interim Chief Financial Officer. Mr. Hanson has served as our Corporate Controller since July 2016, after previously serving as Director of External Reporting for CPG International LLC in Skokie, Illinois from October 2014 through July 2016; and as Audit Manager for Deloitte & Touche, LLP in Chicago, Illinois from November 2012 through September 2014. He also held various audit positions with Crowe Horwath from 2003 through 2012, and has over 20 years of accounting and financial reporting experience. Mr. Hanson holds a Bachelor of Science in Finance from the University of Illinois. No new compensatory or severance arrangements were entered into in connection with Mr. Hanson’s appointment as Chief Accounting Officer and interim Chief Financial Officer.

We are conducting a search for a permanent Chief Financial Officer and will name that successor at the completion of the search.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

No.	Description	Form	Period Ending	Exhibit	Filing Date

10.1	Amended and Restated Loan and Security Agreement dated as of May 7, 2018 among Lifeway Foods, Inc., Fresh Made, Inc., The Lifeway Kefir Shop, LLC, Lifeway Wisconsin, Inc., and CIBC Bank USA, as Lender.	Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     May 11, 2018

LIFEWAY FOODS, INC.

By:	/s/ Douglas A. Hass
Name: Douglas A. Hass Title: General Counsel and Assistant Corporate Secretary

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